15 April 2022 Ankur Dhingra Email: [**] Re: Offer of Employment Dear Ankur, We are delighted to offer you the position of CFO at Summit Therapeutics, Inc. (“the Company”). Your start date will be May [31], 2022. We trust that your knowledge, skills and experience will be among our most valuable assets. This offer letter, together with the appendices attached hereto, sets forth the details of your employment and we would ask you to read through each of the sections and sign where indicated to accept this offer. An overview of the initial terms of your employment and compensation is set out below and in Appendix 1, Appendix 2, and Appendix 3. Title: CFO. This position is classified as an exempt position under the Fair Labor Standards Act (“FLSA”) and state law where applicable. Location/Reporting Relationship: You are being offered the position of CFO reporting to Maky Zanganeh and Bob Duggan based in the California office. As you progress with the Company, your position and location are, of course, subject to change. Job Duties: You will be expected to perform those duties and responsibilities commonly associated with your position as CFO as well as other duties commensurate with your position as may be requested by the Company from time to time. Base Salary: Your initial salary will be $37,500 per monthly pay period, which amounts to an annual base salary of $450,000 subject to deductions for taxes and other withholdings, and payable in accordance with the Company’s normal payroll schedule. Such base salary may be adjusted from time to time in accordance with normal business practice and in the sole discretion of the Company. Eligibility for Bonuses and Bonus Potential: Please refer to the terms set out in Appendix 2. Benefits: Please refer to the details in Appendix 2. Employee contributions for benefits will be determined annually and may be subject to change from time to time. Expense Reimbursements: Please refer to the details in Appendix 2.

Vacation and Sick Time: Please refer to the details in Appendix 2. Confidentiality and Inventions Agreement: A condition precedent of your employment is execution of the Confidentiality and Inventions Agreement (see Appendix 3), which must be signed prior to your first day of work. You may not participate in any outside consulting activities during your employment with the Company without approval and you must at all times abide by your fiduciary obligations to the Company and your obligations relating to confidentiality. In addition, as a Company employee, you will be expected to abide by the Company’s policies and procedures at all times. Further, the Company’s premises, including all workspaces, furniture, documents, and other tangible materials, and all information technology resources of the Company (including computers, tablets, mobile phones, phone system, email system, internet, electronic data, and other electronic files) are subject to oversight and inspection by the Company at any time without notice. Even messages and files sent or received that employees believe have been deleted are subject to the Company’s review. Company employees should have no expectation of privacy with regard to any Company premises, materials, resources, information, email, voicemail, computer system or other electronic resources. Based on the representations that you have made, the Company understands that you are under no restrictions, including any contractual restrictions, prohibiting you from entering into an employment relationship with the Company and performing all of the duties of your position as CFO. As an employee, you will comply with any confidentiality, non- competition and non-solicitation agreements you may have signed with previous employers and you represent that any such agreements will not affect your abilities to perform your responsibilities on behalf of the Company. You agree to indemnify and hold the Company harmless for any liability the Company may incur as the result of the existence of any such covenants, obligations or commitments and alleged violations of the same made by any former employer. This written offer supersedes any oral or written representations made to you during the interview process by any representative of the Company. This letter shall not be construed as an agreement, either express or implied, to employ you for any stated term, and in no way shall alter the Company’s policy of employment at will. We look forward to working with you as an employee and sincerely believe this position offers an excellent opportunity for you to make a significant contribution to our organization as well as to enhance your own career.

To accept this offer, please sign below and return a copy to the undersigned no later than 19th April 2022. Sincerely, /s/ Campbell Hair Campbell Hair, Head of HR

I, Ankur Dhingra ACCEPTANCE , accept the terms and conditions of the above offer of employment. Accepted by: Ankur Dhingra Signature: /s/ Ankur Dhingra April 15, 2022 Signature / Date

Appendix 1 Details of Employment Offer These terms are incorporated into and made a part of the employment offer from the Company to Ankur Dhingra. You understand and agree that you owe a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of the Company and you will not knowingly become involved in a conflict of interest with the Company. In addition, you will comply with all of the Company’s current rules and new rules that may be issued from time to time. The Company is an at-will employer. This means that your employment with the Company is voluntarily entered into and you are free to resign at any time, with or without notice. Similarly, the Company is free to conclude the employment relationship at any time, for any lawful reason or no reason and with or without notice. Accordingly, there is no promise that your employment will continue for a set period of time or that your employment will be terminated only under particular circumstances. No supervisor or manager of the Company is authorized to make any oral or written representations that alter this “at-will” relationship. Any exception to this “at-will” relationship must be approved by the President of the Company. Your employment is contingent upon satisfactory proof that you are legally authorized to work in the United States. All individuals who are offered employment are required to submit proof of their identity and employment authorization. The Company may obtain background check reports both pre-employment and from time to time during your employment with the Company, as necessary and as permitted by law. Other than the Confidentiality and Inventions Agreement, this offer letter is the entire agreement between you and the Company and no other verbal or written agreements, promises or representations that are not specifically stated in this offer are or will be binding upon the Company and were not detrimentally relied upon by you in deciding whether to accept this offer. Any changes to the terms and conditions in this offer letter are effective only if signed by the President of the Company.

Appendix 2 Summary of Initial Compensation and Benefits 1. Salary: Annual gross base salary of $450,000 payable by direct deposit in accordance with the Company’s normal monthly payroll schedule. 2. Bonus: Each calendar year of your employment, you shall be eligible to receive a discretionary bonus in an amount to be solely determined by the Company of up to 50% of your annual base salary, payable in accordance with the Company’s normal payroll practices. Because retention is an important reason for the Company’s implementation of an annual bonus system, you must be employed by the Company on the date of the bonus payout to be eligible to receive a bonus. If you are not an employee of the Company on the date of the bonus payout, for whatever reason, you are not entitled to the bonus. 3. Vacation, Sick, & Holidays: You shall receive paid vacation, sick, and holidays according to the Company’s policies for similarly situated executives and as required by state and local law. Notwithstanding the above, you shall be entitled to at least 4 weeks of vacation per year (accruing 1.66 vacation days per month) and may, according to Company Policy and applicable law, carry over some days of accrued but unused vacation day benefits earned in one year into the next year. Upon termination of your employment for any reason, you will be paid for any accrued but unused vacation day benefits, but not sick time. 4. Insurance and Retirement Plans: You shall be entitled to participate in the Company’s group insurance plans for its employees (“Group Insurance”) for which you are eligible, which includes Healthcare, Dental, Life and Disability Plans for which Company and employee contributions will be determined annually. You shall also be entitled to participate in a 401k ‘Safe Harbor’ retirement plan. Details of these benefit plans and eligibility requirements will be provided. 5.. Stock Option: You have received options to purchase up to 600,000 shares of the Company’s Common Stock. The vesting will be four equal annual installments, with the initial vesting period commencing on the date approved by the Compensation Committee, and then on the next three anniversary’s of such date. The Company shall provide you with additional details and documentation regarding the options, including the terms and conditions governing eligibility, entitlement to and receipt of title. All stock option awards are subject to the approval of the Board in their absolute discretion. 7. Expense & Mileage Reimbursement: You shall be reimbursed in accordance with state law. This Appendix 2 provides an overview of employee benefits. Certain information has been summarized from more detailed sources and is not intended to take the place of the more detailed group benefit plan descriptions. If there is a conflict between what this Appendix 2 states and the plan documents, the plan documents will override the information in this Appendix 2. The offer letter and Appendix 2 do not guarantee any specific level of benefits or the continuation of specific benefits. Summit reserves the right to revise, rescind, change, or terminate any benefit at any time, in its sole discretion. Plan details and Summary Plan Descriptions will be provided to you. In addition, details are available from Human Resources.

Appendix 3 CONFIDENTIALITY AND INVENTIONS AGREEMENT I, Ankur Dhingra, have been advised that the success and growth of Summit Corporation and its parent, subsidiaries or affiliates, if any (jointly the “Company”), depends, to a significant degree, on the development, ownership, use and protection of commercially valuable technical and non- technical information. It is important to the Company that all such information which heretofore has been developed or may be developed in the future by the Company, by me or other Company employees, be protected. Accordingly, as a condition to, and in connection with, my employment or continued employment by the Company, my access to proprietary business information, the compensation now and hereafter paid to me, the benefits, training opportunities and other terms and conditions of my employment, I acknowledge and agree to the following: 1. CONFIDENTIALITY AND NON-DISCLOSURE 1.1 Access to Confidential information As a valued employee of the Company, I understand that I will receive, observe, have access to, or be involved in the conception, discovery or development of, information, products or processes which the Company considers to be a Trade Secret, or confidential, proprietary information, including, but not limited to, ideas, functions, Inventions (as subsequently defined), analysis, protocols, benchmarks, modeling, projects, specifications, devices, new product formulations, improvements on existing products, software, codes, formulas, logarithms, distribution methods, know-how, systems, techniques, research and development, schematics or technical documentation, marketing strategies, customer and supplier lists, anticipated customer requirements, pricing, unpublished financial or accounting or tax information, information about potential acquisitions, divestitures and investments, business trends or projections, employee personal information and/or any other information relating to the Company its affiliates and their domestic or international business (hereinafter, individually or collectively, referred to as “Confidential Information”). The term “Trade Secrets” shall be given its broadest possible interpretation under the Defend Trade Secrets Act of 2016, and shall include (without limitation) all forms and types of financial, business, scientific, technical, economic, or engineering information, including patterns, plans, compilations, program devices, formulas, designs, prototypes, methods, techniques, processes, procedures, programs, or codes, whether tangible or intangible, and whether or how stored, that is compiled, or memorialized physically, electronically, graphically, photographically, or in writing by the Company. 1.2 Nondisclosure/Non-Use of Confidential Information I agree that, during the period of my employment by the Company and after the termination of my employment for any reason, I will not, without the express prior written consent of the Company, disclose to any person, firm, corporation or other entity, or seek to use for my own benefit or for the benefit of any third party, such Confidential Information.

However, this restriction shall not apply and I will be released from the same with respect to that information, but only that specific information: which (a) which has already become public by publication or otherwise, through no fault or conduct of mine, or others acting on my behalf or in concert with me; or (b) to the extent expressly permitted by Section 5 herein or as otherwise to the extent expressly permitted by applicable law. 1.3 Nondisclosure/Non-Use of Third-Party Confidential Information I understand that the Company has received and in the future will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose (except as required to be disclosed in connection with my work for the Company) Third Party Information unless expressly authorized by an officer of the Company in writing. I will not make any permitted disclosures unless such disclosure is in strict compliance with the Company’s publication and presentation clearance policy. 1.4 Competitive Intelligence I recognize that the Company has a legitimate business goal to be the leading competitor in the marketplace. I understand that any information that I obtain about the Company’s competitors must be obtained lawfully. I understand that the Company will not seek or accept any confidential or competitive information obtained through misrepresentation, coercion, illegal or improper means. Further, I understand that if I obtain information in this manner, the Company will terminate my employment. 1.5 Return of Company Property I agree that all Company information and any tangible property (whether or not constituting Confidential Information) to which I am given access to, or which is developed by me, during the period of my employment shall be and shall remain the exclusive property of the Company and shall, upon the termination of my employment or immediately on demand by the Company, be surrendered to the Company, together with all copies, abstracts or excerpts, including any computer files or other materials which embody or which may disclose such information, etc. I further agree that I shall return to the Company any originals or duplicates of any tangible or intangible Company property and not retain any copies thereof. 2. INVENTIONS 2.1 I agree that the Company shall be the exclusive owner of any improvement, development, idea, design, modification, formulation, know-how, Trade Secret, research, discovery or invention (hereinafter collectively called “Inventions”), whether patentable or not, (and the same shall be considered a “work made for hire” for the Company by me), which I conceive, make, develop, or improve, during my employment, either solely or jointly with others, whether during or outside of normal working hours, and relating to any project, method, functions, analysis, protocols, benchmarks, modeling, specifications, devices, new product formulations, re-formulations, improvements on existing products, software, codes, source codes, formulas, logarithms, distribution methods, systems, techniques, research and development, schematics or technical documentation that is used, sold or is under development or consideration by the Company (hereinafter called the “Company Products”) now or at any time during the course of my employment, or which are now used in, or in the future might be particularly adapted to, the production, use, sale or development of any of the Company’s Products, and I will immediately disclose the same in writing to the President of the Company or other person duly designated by the Company. I further agree that I will promptly disclose such Inventions to the Company and will assign to the Company all of my rights, title and interests in and to such Inventions and will perform all acts and execute all assignments and other documents necessary to establish the Company’s exclusive title and rights to such Inventions, as well as all patent, trademark or copyright applications and assignments of the same as may be required by the Company in connection therewith without additional compensation. In the event that my employment is terminated, for any reason whatsoever, I agree to assist the Company in pursuing and obtaining appropriate patents, copyrights, and trademarks filings provided that, with respect to my post-termination cooperation, the Company will pay reasonable compensation and expense for my time. In the event Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in this section, I hereby irrevocably designate and appoint Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and on my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. 2.2 Exceptions and Presumptions To the extent I have, or claim, any prior right to, or interest in, any Trade Secrets, confidential information or inventions that I do not wish to be covered by my obligations under this Agreement, including my agreement to disclose and assign to the Company all rights, title and interests thereto, I have fully listed all such Trade Secrets, confidential information and inventions in the attached Schedule A. I agree that, in the absence of a particular matter or item being listed on such Schedule A, I am not claiming, and will not claim, any rights with respect to such matter or item. Further, to the extent any such Trade Secret, confidential information or invention claimed, and is listed by me, on such Schedule A, my reserved rights will apply only to those specified matters, and will not extend to any improvements or derivations which may, during the course of my employment (and for six months thereafter) be made to, or be based upon, such scheduled matters.

Further, I understand that, in accordance with Section 2872 of the California Labor Code, I am not required to assign Inventions to the Company for which no equipment, supplies, facilities or Trade Secret or Confidential Information of the Company was used, and which was developed entirely on my own time, unless: (a) the Invention relates to the business of Company or to the Company’s actual or demonstrably anticipated research or development; or (b) the Invention results from any work performed by me for the Company. I have reviewed the notification on Schedule B (Limited Exclusion Notification) and agree that my signature acknowledges receipt of the notification. The foregoing limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States. I further acknowledge that it is reasonable, and so agree, that any Trade Secret, confidential information or invention conceived, developed or claimed by me within six months after the termination of my employment with the Company, for any reasons whatsoever, shall be deemed to have been conceived or developed during the course of my employment by the Company, and shall be subject to this Agreement. During the period of my employment and for six months after termination of my employment, I will promptly disclose all Inventions to the Company fully and in writing and will hold such Inventions in trust for the sole right and benefit of the Company. In addition, after termination of my employment, I will disclose all patent applications filed by me within a year after termination of employment which relate to any Invention or to any work performed by me while I was employed by Company. At the time of each such disclosure, I will advise Company in writing of any Inventions that I believe fully qualify for protection under the provisions of any applicable Specific Inventions Law; and I will at that time provide to Company in writing all evidence necessary to substantiate that belief. Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to Company pursuant to this Agreement relating to Inventions that qualify fully for protection under a Specific Inventions Law. I will preserve the confidentiality of any Invention that does not fully qualify for protection under a Specific Inventions Law. 2.3 Binding Upon My Estate I understand that my obligations and the Company’s rights under this Agreement shall continue notwithstanding any termination or cessation of my employment with the Company, and that these obligations shall be binding upon my heirs, executors, assigns, or other legal representatives, and shall inure to the benefit of the Company, its parent/affiliates, and its successors and assignees. 3. REMEDIES OF COMPANY 3.1 In the event of my breach of this Agreement, including, but not limited to, any circumstance under which I have already disclosed or used (or it appears likely or imminent that I will disclose or use) any Confidential Information, I agree that the Company would be irreparably damaged by reason of my breach, disclosure or use and, therefore, in addition to any other statutory, legal or equitable remedies to which the Company may be entitled, the Company shall have the right to obtain preliminary and/or permanent injunctive relief against me with respect to such breach, disclosure or use, and any such injunction may be without bond by the Company, any such bond requirement being hereby waived by me. I agree that any claim or cause of action that I may have against the Company arising out of my employment with the Company will not constitute a defense to the Company’s enforcement of this Agreement. I agree that if the Company is successful in whole or in part in any legal or equitable action against me under this Agreement, the Company will be entitled to payment of all costs, including reasonable attorney’s fees, from me. Additionally, I acknowledge and agree that the non-disclosure obligations herein are essential to the protection of the Company’s legitimate business interests and protection of its Trade Secrets and Confidential Information. 3.2 I understand and acknowledge that my disclosure or use of Confidential Information by me may expose me to civil and criminal liability under applicable laws, including, but not limited to, any applicable federal or state trade secret acts. 4. SCOPE OF DISCLOSURE RESTRICTIONS 4.1 Nothing in this Agreement prohibits me from communicating with government agencies about possible violations of federal, state, or local laws or otherwise providing information to government agencies, filing a complaint with government agencies, or participating in government agency investigations or proceedings. I understand that I am not required to notify the Company of any such communications; provided, however, that nothing herein authorizes the disclosure of information I obtained through a communication that was subject to the attorney-client privilege. Further, notwithstanding my confidentiality and nondisclosure obligations, I acknowledge that the Company is hereby advising me as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.” 5. MISCELLANEOUS 5.1 Severability In the event a court of competent jurisdiction determines that any provision of this Agreement is unreasonable, invalid or unenforceable, the court has the power to alter the provisions to make them reasonable, valid and enforceable. Any such provision shall be independent and separate from all other provisions and the invalidity of any one or more such provisions shall not affect the enforceability of the other provisions in this Agreement. Additionally, although the Company and I believe that the limitations as to time, geographical area and scope of activity contained herein are reasonable and do not impose a greater restraint than necessary to protect the goodwill or other business interests of the Company, if it is judicially determined otherwise, the limitations shall be reformed to the extent necessary to make them reasonable and not to impose a restraint that is greater than necessary to protect the goodwill or other legitimate business interests of the Company; provided, however, that in the event that such reformation is judicially determined to be impermissible, the parties authorize the Court to strike any language necessary to make the limitations reasonable and not impose a restraint that is greater than necessary to protect the goodwill or other legitimate business interests of the Company. The Company and I agree that the remaining provisions of such applicable section shall be valid and binding as though any invalid or unenforceable provision had not been included. 5.2 Non-Disparagement I agree that I will not directly or indirectly say or do anything that would disparage, reflect negatively on, or call into question the Company’s business operations, products, reputation, business relationships, or the reputation of any past or present directors, officers, employees, agents or affiliates, parents or subsidiaries of the Company. I understand that this non-disparagement provision does not limit my rights under Section 7 of the National Labor Relations Act or otherwise restrict my right to discuss the terms and conditions of my employment. 5.3 Governing Law/Jurisdiction This Agreement, the construction of its terms, and the interpretation of my rights, duties and obligations shall be governed by and construed in accordance with the substantive laws of the State of California, without regard to choice of law principles. 5.4 Entire Agreement/Amendments/Waivers This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions. No amendment, modification or waiver of this Agreement, or any of its provisions, shall be effective, binding, or enforceable, unless in writing and signed by both parties to this Agreement. I acknowledge and agree that I have the right to consult with counsel prior to signing this Agreement. 5.5 Assignment My obligations under this Agreement are personal and shall not be assigned by me. This Agreement shall, however, be binding upon and inure to the benefit of the Company and its successors and assigns, including any corporation or entity with which or into which the Company may be merged or that may succeed to all or substantially all of its assets or business. I expressly consent to be bound by the provisions of this Agreement for the benefit of any successor or assign of the Company without the necessity that this

Agreement be re-signed, in which event “Company” shall be interpreted to include any successor or assign of the Company. The Company has the right to assign without notice to or consent from me. 5.6 Survival The provisions of this Agreement will survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee. The Company is not obligated to notify me of any such assignment. 5.7 Change in Title/Job Duties Any change or changes in my title, position, status, role, duties, salary, compensation or benefits or other terms and conditions of employment or service will not affect the validity or scope of this Agreement. 5.8 Waiver No waiver by the Company of any breach of this Agreement will be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement will be construed as a waiver of any other right. The Company will not be required to give notice to enforce strict adherence to all terms of this Agreement. 5.9 Headings and Captions/Counterpart The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and will in no way modify or affect the meaning or construction of any of the terms or provisions hereof. This Agreement may be executed in two or more counterparts, and by different parties hereto on separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. I understand that this Agreement affects my rights to inventions I make during my employment, and restricts my right to disclose or use the Company’s confidential information during or subsequent to my employment. I hereby acknowledge that I have had adequate opportunity to review these terms and conditions and to reflect upon and consider the terms and conditions of this Agreement, and that I have had the opportunity to consult with counsel of my own choosing regarding such terms. I further acknowledge that I fully understand the terms of this Agreement and have voluntarily executed this Agreement. I have also completely filled out Schedule A to this agreement and read and acknowledged Schedule B to this agreement.

Acknowledged and agreed: Ankur Dhingra By: /s/ Ankur Dhingra Name: Ankur Dhingra Title: Date: April 15, 2022 Countersigned: SUMMIT THERAPEUTICS, INC. By: /s/ Campbell Hair Name: Campbell Hair Title: Head of HR Date: April 15, 2022

SCHEDULE A CONFIDENTIALITY AND INVENTIONS AGREEMENT In accordance with Section 2 (INVENTIONS) of the above referenced Agreement, I claim prior rights to the following: (If none, initial here ) Ankur Dhingra By: Name: Title: Date:

SCHEDULE B LIMITED EXCLUSION NOTIFICATION This Is To Notify you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and the Company does not require you to assign or offer to assign to the Company any invention that you developed entirely on your own time without using the Company’s equipment, supplies, facilities or Trade Secrets except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company; (2) Result from any work performed by you for the Company. To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of the State of California and is unenforceable. This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States. I Acknowledge Receipt of a copy of this notification. By: /s/ Ankur Dhingra Ankur Dhingra Date: April 15, 2022 WITNESSED BY: Signature (Printed Name of Representative) Date